Exhibit 99.1

Innovo Group Obtains Approval to Acquire Joe’s Jeans and to Change

Its Name to Joe’s Jeans Inc. at Annual Shareholder Meeting

Company Announces Full Results from Yesterday’s Annual Meeting

Ticker Symbol to Change from INNO to JOEZ Beginning Monday, October 15, 2007

LOS ANGELES, October 12, 2007 – Innovo Group Inc. (NASDAQ: INNO) announced today the voting results from the Company’s annual stockholder meeting held on October 11, 2007.

A majority of the shares voted in favor of the following proposals:

•                  To enter into the previously announced merger with JD Holdings, Inc. to acquire the Joe’s® brand;

•                  To issue 14 million shares of the Company’s common stock to Joe Dahan, sole shareholder of JD Holdings, Inc. and founder of the brand as consideration for the merger;

•                  The election of director nominees Samuel Furrow, Marc Crossman, Kelly Hoffman, Suhail Rizvi, Kent Savage, and Tom O’Riordan to the Company’s Board of Directors;

•                  To amend the Company’s Certificate of Incorporation to change the corporate name from Innovo Group Inc. to Joe’s Jeans Inc.;

•                  To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock available for issuance from 80 million to 100 million shares;

•                  To amend the Company’s 2004 Stock Incentive Plan to increase the number of authorized shares available for issuance under the plan by 4 million shares; and

•                  To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2007 fiscal year.

A total of 41,444,394 shares of company common stock were represented at the meeting, which reflected approximately 91% of the total shares outstanding as of the August 23, 2007 record date. The Company also announced that immediately following the Annual Meeting of Stockholders, at the Annual Meeting of the Board of Directors, the newly elected Board voted unanimously to re-elect Sam Furrow as Chairman.

Marc Crossman, Chief Executive Officer and Director, stated, “We are extremely pleased with the results of our 2007 annual shareholders meeting, and are further pleased with the number of shareholders who voted for the proposals presented at the meeting. In particular, the approvals to enter into the merger to acquire the Joe’s® brand and to change the corporate name to Joe’s Jeans Inc. represent a significant transformation of our Company going forward as we continue our initiative to expand Joe’s®  into a full lifestyle brand. As of Monday October 15, 2007, our new ticker symbol on the Nasdaq stock market will be JOEZ. Additionally, we anticipate closing on the approved merger within the coming days, and are truly excited to continue our growth in order to bring long-term value to our shareholders.”

About Innovo Group Inc.

Innovo Group Inc. is a design and sales organization designing, producing and selling apparel products to the retail and premium markets under the Joe's(TM) and Joe's Jeans® brands. Under these brands, the Company's apparel products consist of men's and women's denim and denim-related apparel products. As of October 11, 2007, the Company’s corporate name has been changed to Joe’s Jeans Inc. More information will be available at the company website at www.joesjeans.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions. Forward- looking statements in this press release include, without limitation, our ability to capture market share in the premium denim category, both domestically and internationally,  our ability to achieve long-term profitability, our expectations for our Joe’s® brand in the marketplace, including our ability to transition to a lifestyle brand, and our belief in our growth strategy. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: uncertainty regarding the effect or outcome of the Company’s expectations in the domestic and international marketplaces, uncertainty regarding any future decisions to explore strategic alternatives; continued acceptance of the Company's products in the marketplace, particularly acceptance and near-term sales of the Joe’s® brand; successful implementation of any growth or strategic plans; the extension or refinancing of any existing bank facilities and the restrictions any such extension or refinancing could place on the Company; the ability to obtain new financing from other financing sources; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

Joe’s Jeans Inc.

Dustin A. Huffine

323-837-3727

Integrated Corporate Relations

Investors: Brendon Frey

Media: John Flanagan

203-682-8200